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EXHIBIT 99.1


                               NORTH FORK BANCORP
   275 BROADHOLLOW ROAD, MELVILLE, NY 11747 (631) 531-2058 FAX (631) 531-2759





FOR IMMEDIATE RELEASE               CONTACT:    DANIEL M. HEALY
                                                EXECUTIVE VICE PRESIDENT
                                                CHIEF FINANCIAL OFFICER
                                                (631) 531-2058



                          NORTH FORK TO PRESENT AT THE
            CITIGROUP FINANCIAL SERVICES CONFERENCE IN NEW YORK CITY

      MELVILLE, N.Y. - JANUARY 27, 2006 - NORTH FORK BANCORPORATION, INC. (NYSE: NFB) will be presenting at the Citigroup Financial Services Conference in New York City on TUESDAY, JANUARY 31 at 9:00 A.M. (EST).

      Citigroup has established a Live and Archived Webcast for interested parties to listen to and view the North Fork presentation. The webcast can be accessed by visiting North Fork's website at http://www.northforkbank.com and click on CITIGROUP FINANCIAL SERVICES CONFERENCE - JANUARY 31, 2006. A printable version of the presentation slideshow will also be available on the North Fork website.